Exhibit 99.4

AUGUST TECHNOLOGY CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

Wednesday, February 15, 2006

August Technology Corporation

proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on February 15, 2006.

The undersigned hereby appoints Jeff L. O’Dell and Stanley D. Piekos, and each or any one of them, as proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of August Technology Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders of August Technology Corporation to be held on February 15, 2006, and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Whether or not you plan to attend the Special Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided so that your shares may be represented at the Special Meeting. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Special Meeting, may withdraw it and vote in person.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on February 15, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/augt/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on February 15, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to August Technology Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1 and 2.

		FOR	AGAINST	ABSTAIN

1.	Proposal to approve the Agreement and Plan of Merger, dated as of June 27, 2005, by and among Rudolph Technologies, Inc. (“Rudolph”), August Technology Corporation (“August”) and NS Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Rudolph, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 8, 2005, by and among Rudolph, Merger Sub and August, and the merger contemplated therein.	☐	☐	☐
		FOR	AGAINST	ABSTAIN

2.	Proposal to approve adjournments of the Special Meeting for the purpose of soliciting additional proxies to approve the foregoing proposal.	☐	☐	☐

In their discretion, the proxies are authorized to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

(Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. If signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the proxy should be signed by a duly authorized officer or other representative.)